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                 [LETTERHEAD OF BDO SEIDMAN, LLP APPEARS HERE]


                                                             EXHIBIT NUMBER 16.1

                               January 22, 1997

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

        We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 15, 1997, to be filed by our former client, Fisher Business Systems, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                        Very truly yours,

                                        /s/ BDO Seidman, LLP
                                        --------------------
                                        BDO Seidman, LLP